As filed with the Securities and Exchange Commission on July 11, 2011

File No. 001-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ITT WCO, Inc.
(Exact name of registrant as specified in its charter)

Indiana	45-2080495
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue, Suite 2000 White Plains, New York (Address of Principal Executive Offices)	10604 (Zip Code)

Registrant’s telephone number, including area code:
(914) 304-1700

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
Common stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Item 1.	Business

The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Special Note About Forward-Looking Statements,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement filed as Exhibit 99.1 to this Registration Statement on Form 10 (the “Information Statement”). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Information Statement. That section is incorporated herein by reference.

Item 2.	Financial Information

The information required by this item is contained under the sections “Summary — Summary Historical and Unaudited Pro Forma Condensed Combined Financial Data,” “Capitalization,” “Selected Historical Condensed Combined Financial and Other Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Information Statement. Those sections are incorporated herein by reference.

Item 3.	Properties

The information required by this item is contained under the section “Business — Properties” of the Information Statement. That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement. That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Information Statement. That section is incorporated herein by reference.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Management” and “Executive Compensation” of the Information Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business — Legal Proceedings” of the Information Statement. That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections “Risk Factors,” “The Spin-Off,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities

Not applicable.

Item 11.	Description of Registrant’s Securities to be Registered

The information required by this item is contained under the sections “Risk Factors — Risks Relating to Our Common Stock,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement. Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the sections “Certain Relationships and Related Party Transactions — Agreements with ITT and DCO Related to the Spin-Off — Distribution Agreement — Indemnification” and “Description of Capital Stock — Provisions of Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws That Could Delay or Prevent a Change in Control — Directors’ Duties and Liability” of the Information Statement. Those sections are incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the sections “Description of Capital Stock,” “Selected Historical Condensed Combined Financial and Other Data,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the statements referenced therein of the Information Statement. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the Information Statement. That section is incorporated herein by reference.

(b)	Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1	Form of Distribution Agreement among ITT Corporation, ITT DCO, Inc. and ITT WCO, Inc.*
3.1	Form of Amended and Restated Articles of Incorporation of ITT WCO, Inc.*
3.2	Form of Amended and Restated By-Laws of ITT WCO, Inc.*
10.1	Form of Employee Matters Agreement among ITT Corporation, ITT DCO, Inc. and ITT WCO, Inc.*
10.2	Form of Tax Matters Agreement among ITT Corporation, ITT DCO, Inc. and ITT WCO, Inc.*
10.3	Form of Transition Services Agreement among ITT Corporation, ITT DCO, Inc. and ITT WCO, Inc.*
10.4	Form of Master Real Estate Lease between ITT Corporation and ITT WCO, Inc.*
10.5	Form of ITT Transitional Trademark License Agreement between ITT Corporation and ITT WCO, Inc.*
10.6	Form of Technology License Agreement among ITT Corporation, ITT DCO, Inc. and ITT WCO, Inc.*
10.7	Form of GOULDS Trademark License Agreement between ITT Corporation and ITT WCO, Inc.*
21.1	Subsidiaries of ITT WCO, Inc.*
99.1	Information Statement, dated July 11, 2011.

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ITT WCO, Inc.

By:	/s/ Gretchen W. McClain
Chief Executive Officer

Date: July 11, 2011